EXHIBIT 99.2

investment evolution

**IEG Holdings Corporation**
6160 W. Tropicana, Suite E-13
Las Vegas, Nevada 89103
Office Phone: (702) 227-5626
Fax Number: (702) 227-5221

June 28, 2017

**CONFIDENTIAL; VIA OVERNIGHT COURIER**

Mr. Scott Sanborn
Chief Executive Officer
LendingClub Corporation
71 Stevenson St., Suite 300
San Francisco, CA 94105

Dear Mr. Sanborn:

IEG Holdings Corporation ("IEG Holdings") provides unsecured online consumer loans under the brand name "Mr. Amazing Loans" via its website and online application portal at www.mramazingloans.com. IEG Holdings started its business and opened its first office in Las Vegas, Nevada in 2010. IEG Holdings currently offers $5,000 and $10,000 unsecured consumer loans that mature in five years, and is licensed and originating direct consumer loans in 17 states - Alabama, Arizona, California, Florida, Illinois, Kentucky, Louisiana, Maryland, Missouri, Nevada, New Jersey, Ohio, Oregon, Pennsylvania, Texas, Utah and Wisconsin. IEG Holdings provides loans to residents of these states through its online application portal, with all loans originated, processed and serviced out of IEG Holdings' centralized Las Vegas head office, which eliminates the need for physical offices in all of these states.

IEG Holdings proposes to commence a tender offer for up to 9.99% of the outstanding common stock of LendingClub Corporation ("LendingClub") on the basis of two shares of IEG Holdings common stock for each share of LendingClub common stock. Depending on the success of the initial tender offer, IEG Holdings may decide to increase the tender offer or launch a new tender offer for up to 100% of the outstanding common stock of LendingClub. IEG Holdings believes that a combined IEG Holdings/LendingClub company could achieve significant operational synergies and cost savings by converting LendingClub's broker business model to a balance sheet, individual state licensed lender model. IEG Holdings has considered a number of factors, including the following material factors which it viewed as supporting its decision to go forward with the tender offer:

- IEG Holdings intends to encourage LendingClub to undertake substantial costs cuts by terminating excess employees, achieving substantial cuts in advertising/marketing costs and other significant cost cutting measures, including a significant reduction in aggregate annual executive compensation;

- IEG Holdings intends to encourage LendingClub to transform the LendingClub broker business model with low gross margins and high volumes to focus on high gross margin unsecured loans to near prime clients with strong underwriting, company owned individual state licenses and retention of loans on balance sheet to secure long duration cash flow from longer term loans; and

- The acquisition of LendingClub shares would be substantially net asset per share accretive for IEG Holdings stockholders and substantially increase shareholder equity.

IEG Holdings intends to file with the Securities and Exchange Commission a registration statement on Form S-4 (the "Form S-4") and a Schedule TO relating to the tender offer. IEG Holdings hereby requests that LendingClub provide (i) a LendingClub business description and other disclosures regarding the target required to be included in the Form S-4, (ii) LendingClub's audited financial statements for the year ended December 31, 2016 and the notes thereto, to be included in the Form S-4, and (iii) LendingClub's unaudited financial statements for the quarter ended March 31, 2017 and the notes thereto, to be included in the Form S-4. In addition, IEG Holdings hereby requests that Deloitte & Touche LLP, LendingClub's independent registered accounting firm, provide its consent to include its audit report dated February 28, 2017 in the Form S-4.

Pursuant to Rule 14d-5(a) promulgated under the Securities Exchange Act of 1934, as amended, IEG Holdings hereby requests the use of LendingClub's stockholder list and security position listings for the purpose of disseminating the tender offer to LendingClub's stockholders. Please provide IEG Holdings (i) the stockholder list and security position listings in Excel format via email to info@investmentevolution.com, and (ii) with regard to beneficial holders: (a) the aggregate "unsuppressed" number of holders, and (b) the aggregate "suppressed" number of holders. IEG Holdings is aware of and will comply with the provisions of Rule 14d-5(f). IEG Holdings has elected, pursuant to Rule 14d-5(f)(1) to disseminate amendments disclosing material changes to the tender offer materials pursuant to Rule 14d-5.

No later than the second business day after the date of this request, LendingClub should orally notify IEG Holdings (which notification should be confirmed in writing) of LendingClub's election made pursuant to Rule 14d-5(a)(3). This notification should be made during normal business hours (Monday – Friday, 8:00 a.m. – 4:00 p.m. (Pacific time)) to:

Carla Cholewinski
Chief Operating Officer & Chief Credit Officer
IEG Holdings Corporation
6160 West Tropicana Ave., Suite E-13
Las Vegas, NV 89103
(702) 227-5626

Please provide the above information no later than 4:00 p.m. (Eastern time) on Friday, July 7, 2017.

Sincerely,

Paul Mathieson
President and Chief Executive Officer

Cc: Board of Directors, LendingClub Corporation (c/o Mr. John C. (Hans) Morris, Chairman of the Board)
Deloitte & Touche LLP